Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS THIRD QUARTER 2026 RESULTS;
QUARTERLY DIVIDEND OF $0.89 PER SHARE

	Third Quarter Results				Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q3 2026	Q3 2025	Q3 2026	Q3 2025	YTD 2026	YTD 2025	YTD 2026	YTD 2025
Net Revenues ($ mm)	$1,168.6	$1,038.9	$1,178.2	$1,047.1	$3,550.4	$2,567.5	$3,579.2	$2,585.8
Operating Income ($ mm)	$242.6	$216.2	$269.7	$227.9	$719.9	$477.8	$813.9	$501.2
Net Income Attributable to Evercore Inc. ($ mm)	$160.8	$144.6	$186.1	$155.5	$557.3	$388.0	$647.9	$415.7
Diluted Earnings Per Share	$3.93	$3.41	$4.28	$3.48	$13.49	$9.26	$14.77	$9.41
Compensation Ratio	64.1%	65.5%	63.0%	65.0%	64.6%	65.8%	63.5%	65.3%
Operating Margin	20.8%	20.8%	22.9%	21.8%	20.3%	18.6%	22.7%	19.4%

Business and Financial Highlights	■
Record Third Quarter and Year-to-Date Net Revenues were $1.2 billion and $3.6 billion, respectively, on both a U.S. GAAP and an Adjusted basis. Third Quarter and Year-to-Date Net Revenues increased 12% and 38%, respectively, on a U.S. GAAP basis and 13% and 38%, respectively, on an Adjusted basis versus 2025

■
Third Quarter and Year-to-Date Operating Income were $242.6 million and $719.9 million, respectively, on a U.S. GAAP basis and $269.7 million and $813.9 million, respectively, on an Adjusted basis. Year-to-Date Operating Margins of 20.3% and 22.7% on a U.S. GAAP and an Adjusted basis, respectively, increased 167 and 336 basis points, respectively, versus 2025

	■	Third quarter’s U.S. GAAP and Adjusted Net Revenues mark Evercore’s 6th consecutive quarterly revenue record, with strong momentum across all of our advisory businesses

	■	Evercore advised on a number of notable and complex transactions in the quarter and so far this month, including:

■ PTC on its ~$24 billion sale to Schneider Electric

■ GE Aerospace on its $11.75 billion acquisition of Consolidated Precision Products

■ easyJet on its £5.6 billion sale to Apollo

■ SEGRO on its all share combination with Prologis

■ Nexus Data Centers on the $15.6 billion construction financing for its inaugural data center and power development project

■ Broadcom on a transaction enabling the deployment of $63 billion of AI compute capacity to Anthropic

	■	In our Underwriting business, Evercore served as an active bookrunner on a number of notable transactions in the quarter and so far this month, including:

■ Lycia Therapeutics' $365 million Initial Public Offering

■ Halozyme Therapeutics’ $1.3 billion convertible

	■	Evercore ISI has achieved the No.1 ranking on a weighted basis in the 2026 Extel All-America Research Analyst Survey for the 5th consecutive year

	■	Evercore Wealth Management was once again named to Barron’s annual ranking of top 100 independent U.S. RIAs

Talent	■	Evercore announced on October 18, 2026 that its Board of Directors has appointed Nigel Dawn and Naveen Nataraj as Co-Presidents of the firm, effective January 1, 2027

	■	Year-to-date, we have hired 14 Senior Managing Directors (SMDs) in our Investment Banking franchise, bringing our total Investment Banking SMDs to 191, inclusive of the recent joiners and commits mentioned below

	■	Six Investment Banking SMDs have joined Evercore since our last earnings call; Dylan Tornay in our Equity Capital Markets Group, John Pissanos in our Healthcare Investment Banking Group, Philip von Malsen-Plessen in our Frankfurt office, John Song and Jean Stack in our Aerospace & Defense Investment Banking Group and John Vaske in our Chemicals Investment Banking Group

	■	Since our last earnings call, one additional Investment Banking SMD based in France has committed to join our Restructuring Group

	■	Earlier in October, Hans Vestberg, the former Chairman and CEO of Verizon, joined the Firm as a Senior Advisor

Capital Return	■	Quarterly dividend of $0.89 per share

	■	Returned $1.0 billion to shareholders during the first nine months of 2026 through dividends and repurchases of 2.8 million shares at an average price of $318.41

NEW YORK, October 28, 2026 – Evercore Inc. (NYSE: EVR) today announced its results for the third quarter ended September 30, 2026.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "The third quarter was another strong quarter for Evercore, reflecting broad-based momentum across nearly every business. We remain committed to providing our clients with high-quality advice and service."

Roger C. Altman, Founder and Senior Chairman, "We delivered our sixth consecutive record revenue quarter. This reflects market share gains, the greater breadth of our platform and a continuously expanding global presence. Evercore has never been stronger than it is today."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-8 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and nine months ended September 30, 2026 was higher than U.S. GAAP principally as a result of the exclusion of the following expenses:

•Acquisition-related compensation charges, reflecting expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw
•Acquisition and Transition Costs, including costs incurred for the impairment of a lease related to the acquisition of Robey Warshaw
•Expenses associated with the amortization of intangible assets and interest cost related to deferred acquisition consideration from the acquisition of Robey Warshaw
•Expense, or reversal of expense, associated with the changes in fair value of contingent consideration issued to the sellers of Robey Warshaw
•Special Charges, Including Business Realignment Costs, reflecting duplicate facilities costs associated with the planned relocation of the Company's U.K. headquarters and an estimated loss provision for non-U.S. employment taxes, principally related to prior periods

Evercore's Adjusted Diluted Shares Outstanding for the three and nine months ended September 30, 2026 were higher than U.S. GAAP primarily as a result of the inclusion of Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2025 are included in pages A-2 to A-8.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-4 to A-6 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2026	September 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$1,011,092	$883,712	14%	$3,031,421	$2,138,805	42%
Underwriting Fees	55,590	43,730	27%	207,729	130,191	60%
Commissions and Related Revenue	60,515	62,816	(4%)	186,708	176,198	6%
Investment Management:
Asset Management and Administration Fees	24,355	22,477	8%	70,653	64,144	10%
Other Revenue, net	17,029	26,149	(35%)	53,847	58,205	(7%)
Net Revenues	$1,168,581	$1,038,884	12%	$3,550,358	$2,567,543	38%

	Three Months Ended			Nine Months Ended
	September 30, 2026	September 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	324	268	21%	701	551	27%
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	167	137	22%	447	344	30%

Total Number of Underwriting Transactions(1)	12	14	(14%)	61	41	49%
Total Number of Underwriting Transactions as a Bookrunner(1)	11	13	(15%)	58	38	53%

1. Includes Equity and Debt Underwriting Transactions.

	As of September 30,
	2026	2025	% Change
Assets Under Management ($ mm)(1)	$16,179	$15,351	5%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – Third quarter Advisory Fees increased $127.4 million, or 14%, year-over-year, and year-to-date Advisory Fees increased $892.6 million, or 42%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during 2026.

Underwriting Fees – Third quarter Underwriting Fees increased $11.9 million, or 27%, year-over-year, reflecting an increase in the average fee size of the transactions we participated in during the third quarter of 2026. Year-to-date Underwriting Fees increased $77.5 million, or 60%, year-over-year, reflecting an increase in the number of transactions we participated in during 2026.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue decreased $2.3 million, or 4%, year-over-year, primarily reflecting lower trading commissions driven by decreased trading volume during the third quarter of 2026. Year-to-date Commissions and Related Revenue increased $10.5 million, or 6%, year-over-year, primarily reflecting higher trading commissions during 2026.

Asset Management and Administration Fees – Third quarter Asset Management and Administration Fees increased $1.9 million, or 8%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 5%, primarily from market appreciation. Year-to-date Asset Management and Administration Fees increased $6.5 million, or 10%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 5%, primarily from market appreciation.

Other Revenue, net – Third quarter Other Revenue, net, decreased $9.1 million, or 35%, year-over-year, primarily reflecting lower performance of our investment funds portfolio, partially offset by higher interest income resulting from higher average balances in interest-bearing assets. Year-to-date Other Revenue, net, decreased $4.4 million, or 7%, year-over-year, primarily reflecting an increase in interest expense principally related to the issuance of new senior notes in July 2025 and deferred acquisition consideration issued in the acquisition of Robey Warshaw. The decrease was also driven by lower performance of our investment funds portfolio, partially offset by higher interest income resulting from higher average balances in interest-bearing assets. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Expenses

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2026	September 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$749,119	$680,652	10%	$2,294,980	$1,689,088	36%
Compensation Ratio	64.1%	65.5%		64.6%	65.8%
Non-Compensation Costs	$174,946	$142,026	23%	$512,245	$400,676	28%
Non-Compensation Ratio	15.0%	13.7%		14.4%	15.6%
Special Charges, Including Business Realignment Costs	$1,960	$—	NM	$23,275	$—	NM

Employee Compensation and Benefits – Third quarter Employee Compensation and Benefits increased $68.5 million, or 10%, year-over-year, reflecting a Compensation Ratio of 64.1% for the third quarter of 2026 versus 65.5% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects higher base salaries, higher amortization of prior period deferred compensation awards and higher compensation expense related to new hires. Employee Compensation and Benefits for the third quarter of 2026 also includes $7.0 million of costs related to awards granted in conjunction with the acquisition of Robey Warshaw. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date Employee Compensation and Benefits increased $605.9 million, or 36%, year-over-year, reflecting a year-to-date Compensation Ratio of 64.6% versus 65.8% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. Employee Compensation and Benefits for 2026 also includes $21.2 million of costs related to awards granted in conjunction with the acquisition of Robey Warshaw. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter Non-Compensation Costs increased $32.9 million, or 23%, year-over-year, primarily driven by an increase in technology and information services, other operating expenses and travel and related expenses. The increase in technology and information services is principally reflecting higher expenses associated with consulting costs, research services and license fees, the increase in other operating expenses is primarily attributable to expense in the third quarter of 2026 associated with changes in the fair value of contingent consideration issued to the sellers of Robey Warshaw, and the increase in travel and related expenses is largely due to higher levels of business activity, elevated travel pricing and increased headcount. The third quarter Non-Compensation Ratio of 15.0% increased from 13.7% compared to the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date Non-Compensation Costs increased $111.6 million, or 28%, year-over-year, primarily driven by an increase in travel and related expenses, technology and information services and other operating expenses. The increase in travel and related expenses is largely due to higher levels of business activity, elevated travel pricing and increased headcount, the increase in technology and information services is principally reflecting higher expenses associated with license fees, consulting costs and research services, and the increase in other operating expenses is primarily attributable to expense during 2026 associated with changes in the fair value of contingent consideration issued to the sellers of Robey Warshaw. The year-to-date Non-Compensation Ratio of 14.4% decreased from 15.6% compared to the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Special Charges, Including Business Realignment Costs – Third quarter and year-to-date 2026 Special Charges, Including Business Realignment Costs, reflect duplicate facilities costs associated with the planned relocation of the Company's U.K. headquarters. The third quarter and year-to-date 2026 costs also include an estimated loss provision for non-U.S. employment taxes, principally related to prior periods. The Company will continue to review its tax position relating to this matter and will adjust this estimate as appropriate in future periods.

Effective Tax Rate

The third quarter effective tax rate was 27.3% versus 27.5% for the prior year period. The decrease is primarily attributable to lower non-deductible expenses. The year-to-date effective tax rate was 16.1% versus 13.0% for the prior year period. The increase is primarily attributable to higher pre-tax income, which reduced the relative impact of tax deductions arising from the appreciation of the Firm's share price above the original grant price upon vesting of employee share-based awards, as well as increased state and local tax expense resulting from changes in apportionment.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-8 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-4 to A-6 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2026	September 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$1,011,110	$883,723	14%	$3,031,465	$2,138,789	42%
Underwriting Fees	55,590	43,730	27%	207,729	130,191	60%
Commissions and Related Revenue	60,515	62,816	(4%)	186,708	176,198	6%
Investment Management:
Asset Management and Administration Fees(2)	25,664	23,548	9%	74,005	66,936	11%
Other Revenue, net	25,325	33,259	(24%)	79,332	73,718	8%
Net Revenues	$1,178,204	$1,047,076	13%	$3,579,239	$2,585,832	38%

1.Advisory Fees on an Adjusted basis reflect the reclassification of earnings (losses) related to our equity method investment in Seneca Evercore of $0.02 million and $0.04 million for the three and nine months ended September 30, 2026, respectively, and $0.01 million and ($0.02) million for the three and nine months ended September 30, 2025, respectively.

2.Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Atalanta Sosnoff of $1.3 million and $3.4 million for the three and nine months ended September 30, 2026, respectively, and $1.1 million and $2.8 million for the three and nine months ended September 30, 2025, respectively.

See page 4 for additional business metrics.

Advisory Fees – Third quarter adjusted Advisory Fees increased $127.4 million, or 14%, year-over-year, and year-to-date adjusted Advisory Fees increased $892.7 million, or 42%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during 2026.

Underwriting Fees – Third quarter Underwriting Fees increased $11.9 million, or 27%, year-over-year, reflecting an increase in the average fee size of transactions we participated in during the third quarter of 2026. Year-to-date Underwriting Fees increased $77.5 million, or 60%, year-over-year, reflecting an increase in the number of transactions we participated in during 2026.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue decreased $2.3 million, or 4%, year-over-year, primarily reflecting lower trading commissions driven by decreased trading volume during the third quarter of 2026. Year-to-date Commissions and Related Revenue increased $10.5 million, or 6%, year-over-year, primarily reflecting higher trading commissions during 2026.

Asset Management and Administration Fees – Third quarter adjusted Asset Management and Administration Fees increased $2.1 million, or 9%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 5%, primarily from market appreciation. The increase was also driven by a 22% increase in equity in earnings of affiliates. Year-to-date adjusted Asset Management and Administration Fees increased $7.1 million, or 11%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 5%, primarily from market appreciation. The increase was also driven by a 20% increase in equity in earnings of affiliates.

Other Revenue, net – Third quarter adjusted Other Revenue, net, decreased $7.9 million, or 24%, year-over-year, primarily reflecting lower performance of our investment funds portfolio, partially offset by higher interest income resulting from higher average balances in interest-bearing assets. Year-to-date adjusted Other Revenue, net, increased $5.6 million, or 8%, year-over-year, primarily reflecting higher interest income resulting from higher average balances in interest-bearing assets, partially offset by lower performance of our investment funds portfolio. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2026	September 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$742,157	$680,652	9%	$2,273,788	$1,689,088	35%
Compensation Ratio	63.0%	65.0%		63.5%	65.3%
Non-Compensation Costs	$166,322	$138,510	20%	$491,563	$395,523	24%
Non-Compensation Ratio	14.1%	13.2%		13.7%	15.3%

Employee Compensation and Benefits – Third quarter adjusted Employee Compensation and Benefits increased $61.5 million, or 9%, year-over-year, reflecting an adjusted Compensation Ratio of 63.0% for the third quarter of 2026 versus 65.0% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects higher base salaries, higher amortization of prior period deferred compensation awards and higher compensation expense related to new hires. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date adjusted Employee Compensation and Benefits increased $584.7 million, or 35%, year-over-year, reflecting a year-to-date adjusted Compensation Ratio of 63.5% versus 65.3% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter adjusted Non-Compensation Costs increased $27.8 million, or 20%, year-over-year, primarily driven by an increase in technology and information services and travel and related expenses. The increase in technology and information services is principally reflecting higher expenses associated with consulting costs, research services and license fees, and the increase in travel and related expenses is largely due to higher levels of business activity, elevated travel pricing and increased headcount. The third quarter adjusted Non-Compensation Ratio of 14.1% increased from 13.2% compared to the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date adjusted Non-Compensation Costs increased $96.0 million, or 24%, year-over-year, primarily driven by an increase in travel and related expenses, technology and information services and professional fees. The increase in travel and related expenses is largely due to higher levels of business activity, elevated travel pricing and increased headcount, and the increase in technology and information services is principally reflecting higher expenses associated with license fees, consulting costs and research services. The year-to-date adjusted Non-Compensation Ratio of 13.7% decreased from 15.3% compared to the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Adjusted Effective Tax Rate

The third quarter adjusted effective tax rate was 28.5% versus 28.7% for the prior year period. The decrease is primarily attributable to lower non-deductible expenses. The year-to-date adjusted effective tax rate was 17.5% versus 13.3% for the prior year period. The increase is primarily attributable to higher pre-tax income, which reduced the relative impact of tax deductions arising from the appreciation of the Firm's share price above the original grant price upon vesting of employee share-based awards, as well as increased state and local tax expense resulting from changes in apportionment.

Liquidity

The Company continues to maintain a strong balance sheet. As of September 30, 2026, cash and cash equivalents were $1.2 billion, investment securities and certificates of deposit were $1.6 billion and current assets exceeded current liabilities by $2.0 billion. Amounts due related to the Notes Payable were $540.1 million at September 30, 2026.

Headcount

As of September 30, 2026 and 2025, the Company employed approximately 2,835 and 2,525 people, respectively, worldwide.

As of September 30, 2026 and 2025, the Company employed 233(1) and 207(2) total Investment Banking & Equities Senior Managing Directors, respectively, of which 191(1) and 168(2), respectively, were Investment Banking Senior Managing Directors.

(1) Senior Managing Director headcount as of September 30, 2026, inclusive of new hires that have joined year-to-date through the date of this release, and additionally adjusted to include four incoming Investment Banking Senior Managing Directors committed to join and to exclude for one known departure.
(2) Senior Managing Director headcount as of September 30, 2025, inclusive of new hires that have joined year-to-date and additionally adjusted to include 12 incoming Investment Banking Senior Managing Directors committed to join and to exclude for one known departure.

Deferred Compensation

Year-to-date, the Company granted to certain employees 1.7 million unvested restricted stock units ("RSUs") (of which 1.6 million were granted in conjunction with the 2025 bonus awards) with a grant date fair value of $568.4 million.

In addition, year-to-date, the Company granted $100.1 million of deferred cash awards to certain employees, related to our deferred cash compensation program, which were primarily granted in conjunction with the 2025 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $147.1 million and $463.4 million for the three and nine months ended September 30, 2026, respectively, and $131.1 million and $395.0 million for the three and nine months ended September 30, 2025, respectively.

As of September 30, 2026, the Company had 4.4 million unvested RSUs with an aggregate grant date fair value of $1.1 billion. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of September 30, 2026, the Company expects to pay an aggregate of $321.3 million related to our deferred cash compensation program at various dates through 2030. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and amounts accrued are reflected in Accrued Compensation and Benefits, a component of current liabilities.

In addition, from time to time, the Company also grants cash and equity-based performance awards to certain employees, the settlement of which is dependent on the performance criteria being achieved.

Capital Return Transactions

On October 27, 2026, the Board of Directors of Evercore declared a quarterly dividend of $0.89 per share to be paid on December 11, 2026 to common stockholders of record on November 27, 2026.

During the third quarter, the Company repurchased 0.5 million shares for $152.2 million (at an average price per share of $291.60), principally pursuant to the Company's share repurchase program. Year-to-date, the Company purchased 2.8 million shares for $886.0 million (at an average price per share of $318.41), comprised of 1.8 million shares for $562.6 million (at an average price per share of $305.52), pursuant to the Company's share repurchase program, and 1.0 million shares for $323.4 million (at an average price per share of $343.64), from employees for the net settlement of stock-based compensation awards.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, October 28, 2026, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 245-3047 (toll-free domestic) or (203) 518-9765 (international); passcode: EVRQ326. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

FGS Global
Evercoreus@fgsglobal.com
Evercore-europe@fgsglobal.com

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2025, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues
Investment Banking & Equities:
Advisory Fees	$1,011,092	$883,712	$3,031,421	$2,138,805
Underwriting Fees	55,590	43,730	207,729	130,191
Commissions and Related Revenue	60,515	62,816	186,708	176,198
Asset Management and Administration Fees	24,355	22,477	70,653	64,144
Other Revenue, Including Interest and Investments	25,325	33,259	79,332	73,718
Total Revenues	1,176,877	1,045,994	3,575,843	2,583,056
Interest Expense(1)	8,296	7,110	25,485	15,513
Net Revenues	1,168,581	1,038,884	3,550,358	2,567,543

Expenses
Employee Compensation and Benefits	749,119	680,652	2,294,980	1,689,088
Occupancy and Equipment Rental	29,893	27,530	86,684	80,175
Professional Fees	28,657	25,672	90,056	71,195
Travel and Related Expenses	30,869	23,246	94,071	69,248
Technology and Information Services	46,858	36,954	131,237	106,908
Depreciation and Amortization	12,688	7,856	37,703	20,282
Execution, Clearing and Custody Fees	2,832	2,962	9,071	9,488
Special Charges, Including Business Realignment Costs	1,960	—	23,275	—
Acquisition and Transition Costs	—	3,516	1,800	5,153
Other Operating Expenses	23,149	14,290	61,623	38,227
Total Expenses	926,025	822,678	2,830,500	2,089,764

Income Before Income from Equity Method Investments and Income Taxes	242,556	216,206	719,858	477,779
Income from Equity Method Investments	1,327	1,082	3,396	2,776
Income Before Income Taxes	243,883	217,288	723,254	480,555
Provision for Income Taxes	66,569	59,794	116,719	62,332
Net Income	177,314	157,494	606,535	418,223
Net Income Attributable to Noncontrolling Interest	16,530	12,911	49,239	30,255
Net Income Attributable to Evercore Inc.	$160,784	$144,583	$557,296	$387,968

Net Income Attributable to Evercore Inc. Common Shareholders	$160,784	$144,583	$557,296	$387,968

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,333	38,721	38,642	38,718
Diluted	40,922	42,419	41,300	41,897

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$4.19	$3.73	$14.42	$10.02
Diluted	$3.93	$3.41	$13.49	$9.26

(1)Includes interest expense on long-term debt, lines of credit and other financing arrangements.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units and Unvested Restricted Stock Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
–Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
–Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results as the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
–Acquisition and Transition Costs. Costs incurred for the impairment of a lease in the first quarter of 2026 related to the acquisition of Robey Warshaw and professional fees and certain other costs incurred in the second and third quarter of 2025 related to the acquisition of Robey Warshaw.
–Acquisition-related Compensation Charges. Expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw.
–Amortization of Intangible Assets. Amortization of intangible assets from the acquisition of Robey Warshaw.
–Interest Expense. Interest expense accrued for deferred acquisition consideration issued in the acquisition of Robey Warshaw.
–Fair Value of Contingent Consideration. The expense, or reversal of expense, associated with changes in the fair value of contingent consideration issued to the sellers of Robey Warshaw.
–Special Charges, Including Business Realignment Costs. Expenses during 2026 that are excluded from the Adjusted presentation reflect duplicate facilities costs associated with the planned relocation of the Company's U.K. headquarters and an estimated loss provision for non-U.S. employment taxes, principally related to prior periods.
–Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
–Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income and Adjusted Investment Management Operating Income before interest expense on debt, lines of credit and other financing arrangements, which are included in interest expense on a U.S. GAAP basis.
–Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net Revenues - U.S. GAAP	$1,168,581	$1,038,884	$3,550,358	$2,567,543
Income from Equity Method Investments (1)	1,327	1,082	3,396	2,776
Interest Expense (2)	8,296	7,110	25,485	15,513
Net Revenues - Adjusted	$1,178,204	$1,047,076	$3,579,239	$2,585,832

Other Revenue, net - U.S. GAAP	$17,029	$26,149	$53,847	$58,205
Interest Expense (2)	8,296	7,110	25,485	15,513
Other Revenue, net - Adjusted	$25,325	$33,259	$79,332	$73,718

Compensation Expense - U.S. GAAP	$749,119	$680,652	$2,294,980	$1,689,088
Acquisition-related Compensation Charges (3)	(6,962)	—	(21,192)	—
Compensation Expense - Adjusted	$742,157	$680,652	$2,273,788	$1,689,088

Operating Income - U.S. GAAP	$242,556	$216,206	$719,858	$477,779
Income from Equity Method Investments (1)	1,327	1,082	3,396	2,776
Pre-Tax Income - U.S. GAAP	243,883	217,288	723,254	480,555
Interest Expense (2)	1,416	—	4,249	—
Acquisition-related Compensation Charges (3)	6,962	—	21,192	—
Special Charges, Including Business Realignment Costs (4)	1,960	—	23,275	—
Intangible Asset Amortization (5a)	3,719	—	11,161	—
Acquisition and Transition Costs (5b)	—	3,516	1,800	5,153
Fair Value of Contingent Consideration (5c)	4,905	—	7,721	—
Pre-Tax Income - Adjusted	262,845	220,804	792,652	485,708
Interest Expense (2)	6,880	7,110	21,236	15,513
Operating Income - Adjusted	$269,725	$227,914	$813,888	$501,221

Provision for Income Taxes - U.S. GAAP	$66,569	$59,794	$116,719	$62,332
Income Taxes (6)	8,286	3,665	22,333	2,468
Provision for Income Taxes - Adjusted	$74,855	$63,459	$139,052	$64,800

Net Income Attributable to Evercore Inc. - U.S. GAAP	$160,784	$144,583	$557,296	$387,968
Interest Expense (2)	1,416	—	4,249	—
Acquisition-related Compensation Charges (3)	6,962	—	21,192	—
Special Charges, Including Business Realignment Costs (4)	1,960	—	23,275	—
Intangible Asset Amortization (5a)	3,719	—	11,161	—
Acquisition and Transition Costs (5b)	—	3,516	1,800	5,153
Fair Value of Contingent Consideration (5c)	4,905	—	7,721	—
Income Taxes (6)	(8,286)	(3,665)	(22,333)	(2,468)
Noncontrolling Interest (7)	14,612	11,072	43,506	25,026
Net Income Attributable to Evercore Inc. - Adjusted	$186,072	$155,506	$647,867	$415,679

Diluted Shares Outstanding - U.S. GAAP	40,922	42,419	41,300	41,897
LP Units (8)	2,529	2,205	2,558	2,283
Unvested Restricted Stock Units - Event Based (8)	12	12	12	12
Diluted Shares Outstanding - Adjusted	43,463	44,636	43,870	44,192

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$3.93	$3.41	$13.49	$9.26
Diluted Earnings Per Share - Adjusted	$4.28	$3.48	$14.77	$9.41

Compensation Ratio - U.S. GAAP	64.1%	65.5%	64.6%	65.8%
Compensation Ratio - Adjusted	63.0%	65.0%	63.5%	65.3%

Operating Margin - U.S. GAAP	20.8%	20.8%	20.3%	18.6%
Operating Margin - Adjusted	22.9%	21.8%	22.7%	19.4%

Effective Tax Rate - U.S. GAAP	27.3%	27.5%	16.1%	13.0%
Effective Tax Rate - Adjusted	28.5%	28.7%	17.5%	13.3%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended September 30, 2026				Nine Months Ended September 30, 2026
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$1,011,092	$18	(1)	$1,011,110	$3,031,421	$44	(1)	$3,031,465
Underwriting Fees	55,590	—		55,590	207,729	—		207,729
Commissions and Related Revenue	60,515	—		60,515	186,708	—		186,708
Other Revenue, net	16,914	8,100	(2)	25,014	53,880	24,974	(2)	78,854
Net Revenues	1,144,111	8,118		1,152,229	3,479,738	25,018		3,504,756

Expenses:
Employee Compensation and Benefits	733,745	(6,962)	(3)	726,783	2,250,198	(21,192)	(3)	2,229,006
Non-Compensation Costs	170,882	(8,624)	(5)	162,258	499,327	(20,682)	(5)	478,645
Special Charges, Including Business Realignment Costs	1,960	(1,960)	(4)	—	23,275	(23,275)	(4)	—
Total Expenses	906,587	(17,546)		889,041	2,772,800	(65,149)		2,707,651

Operating Income (a)	$237,524	$25,664		$263,188	$706,938	$90,167		$797,105

Compensation Ratio (b)	64.1%			63.1%	64.7%			63.6%
Operating Margin (b)	20.8%			22.8%	20.3%			22.7%

	Investment Management Segment
	Three Months Ended September 30, 2026				Nine Months Ended September 30, 2026
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$24,355	$1,309	(1)	$25,664	$70,653	$3,352	(1)	$74,005
Other Revenue, net	115	196	(2)	311	(33)	511	(2)	478
Net Revenues	24,470	1,505		25,975	70,620	3,863		74,483

Expenses:
Employee Compensation and Benefits	15,374	—		15,374	44,782	—		44,782
Non-Compensation Costs	4,064	—		4,064	12,918	—		12,918
Total Expenses	19,438	—		19,438	57,700	—		57,700

Operating Income (a)	$5,032	$1,505		$6,537	$12,920	$3,863		$16,783

Compensation Ratio (b)	62.8%			59.2%	63.4%			60.1%
Operating Margin (b)	20.6%			25.2%	18.3%			22.5%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$883,712	$11	(1)	$883,723	$2,138,805	$(16)	(1)	$2,138,789
Underwriting Fees	43,730	—		43,730	130,191	—		130,191
Commissions and Related Revenue	62,816	—		62,816	176,198	—		176,198
Other Revenue, net	25,934	7,110	(2)	33,044	57,701	15,513	(2)	73,214
Net Revenues	1,016,192	7,121		1,023,313	2,502,895	15,497		2,518,392

Expenses:
Employee Compensation and Benefits	664,616	—		664,616	1,648,092	—		1,648,092
Non-Compensation Costs	137,825	(3,516)	(5)	134,309	388,372	(5,153)	(5)	383,219
Total Expenses	802,441	(3,516)		798,925	2,036,464	(5,153)		2,031,311

Operating Income (a)	$213,751	$10,637		$224,388	$466,431	$20,650		$487,081

Compensation Ratio (b)	65.4%			64.9%	65.8%			65.4%
Operating Margin (b)	21.0%			21.9%	18.6%			19.3%

	Investment Management Segment
	Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$22,477	$1,071	(1)	$23,548	$64,144	$2,792	(1)	$66,936
Other Revenue, net	215	—		215	504	—		504
Net Revenues	22,692	1,071		23,763	64,648	2,792		67,440

Expenses:
Employee Compensation and Benefits	16,036	—		16,036	40,996	—		40,996
Non-Compensation Costs	4,201	—		4,201	12,304	—		12,304
Total Expenses	20,237	—		20,237	53,300	—		53,300

Operating Income (a)	$2,455	$1,071		$3,526	$11,348	$2,792		$14,140

Compensation Ratio (b)	70.7%			67.5%	63.4%			60.8%
Operating Margin (b)	10.8%			14.8%	17.6%			21.0%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$1,011,092	$883,712	$3,031,421	$2,138,805
Underwriting Fees	55,590	43,730	207,729	130,191
Commissions and Related Revenue	60,515	62,816	186,708	176,198
Other Revenue, net	16,914	25,934	53,880	57,701
Net Revenues	1,144,111	1,016,192	3,479,738	2,502,895

Expenses:
Employee Compensation and Benefits	733,745	664,616	2,250,198	1,648,092
Non-Compensation Costs	170,882	137,825	499,327	388,372
Special Charges, Including Business Realignment Costs	1,960	—	23,275	—
Total Expenses	906,587	802,441	2,772,800	2,036,464

Operating Income (a)	$237,524	$213,751	$706,938	$466,431

Investment Management
Net Revenues:
Asset Management and Administration Fees	$24,355	$22,477	$70,653	$64,144
Other Revenue, net	115	215	(33)	504
Net Revenues	24,470	22,692	70,620	64,648

Expenses:
Employee Compensation and Benefits	15,374	16,036	44,782	40,996
Non-Compensation Costs	4,064	4,201	12,918	12,304
Total Expenses	19,438	20,237	57,700	53,300

Operating Income (a)	$5,032	$2,455	$12,920	$11,348

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$1,011,092	$883,712	$3,031,421	$2,138,805
Underwriting Fees	55,590	43,730	207,729	130,191
Commissions and Related Revenue	60,515	62,816	186,708	176,198
Asset Management and Administration Fees	24,355	22,477	70,653	64,144
Other Revenue, net	17,029	26,149	53,847	58,205
Net Revenues	1,168,581	1,038,884	3,550,358	2,567,543

Expenses:
Employee Compensation and Benefits	749,119	680,652	2,294,980	1,689,088
Non-Compensation Costs	174,946	142,026	512,245	400,676
Special Charges, Including Business Realignment Costs	1,960	—	23,275	—
Total Expenses	926,025	822,678	2,830,500	2,089,764

Operating Income (a)	$242,556	$216,206	$719,858	$477,779

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended September 30, 2026
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$29,893	$—		$29,893
Professional Fees	28,657	—		28,657
Travel and Related Expenses	30,869	—		30,869
Technology and Information Services	46,858	—		46,858
Depreciation and Amortization	12,688	(3,719)	(5a)	8,969
Execution, Clearing and Custody Fees	2,832	—		2,832
Other Operating Expenses	23,149	(4,905)	(5c)	18,244
Total Non-Compensation Costs	$174,946	$(8,624)		$166,322

	Three Months Ended September 30, 2025
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$27,530	$—		$27,530
Professional Fees	25,672	—		25,672
Travel and Related Expenses	23,246	—		23,246
Technology and Information Services	36,954	—		36,954
Depreciation and Amortization	7,856	—		7,856
Execution, Clearing and Custody Fees	2,962	—		2,962
Acquisition and Transition Costs	3,516	(3,516)	(5b)	—
Other Operating Expenses	14,290	—		14,290
Total Non-Compensation Costs	$142,026	$(3,516)		$138,510

	Nine Months Ended September 30, 2026
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$86,684	$—		$86,684
Professional Fees	90,056	—		90,056
Travel and Related Expenses	94,071	—		94,071
Technology and Information Services	131,237	—		131,237
Depreciation and Amortization	37,703	(11,161)	(5a)	26,542
Execution, Clearing and Custody Fees	9,071	—		9,071
Acquisition and Transition Costs	1,800	(1,800)	(5b)	—
Other Operating Expenses	61,623	(7,721)	(5c)	53,902
Total Non-Compensation Costs	$512,245	$(20,682)		$491,563

	Nine Months Ended September 30, 2025
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$80,175	$—		$80,175
Professional Fees	71,195	—		71,195
Travel and Related Expenses	69,248	—		69,248
Technology and Information Services	106,908	—		106,908
Depreciation and Amortization	20,282	—		20,282
Execution, Clearing and Custody Fees	9,488	—		9,488
Acquisition and Transition Costs	5,153	(5,153)	(5b)	—
Other Operating Expenses	38,227	—		38,227
Total Non-Compensation Costs	$400,676	$(5,153)		$395,523

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt, Lines of Credit and Other Financing Arrangements is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis. The Adjusted results also reflect the reduction of interest expense accrued for deferred acquisition consideration issued in the acquisition of Robey Warshaw.
(3)Expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw are excluded from the Adjusted presentation.
(4)Expenses during 2026 that are excluded from the Adjusted presentation reflect duplicate facilities costs associated with the planned relocation of the Company's U.K. headquarters and an estimated loss provision for non-U.S. employment taxes, principally related to prior periods.
(5)Non-Compensation Costs on an Adjusted basis reflect the following adjustments:
(5a)The exclusion from the Adjusted presentation of expenses associated with the amortization of intangible assets from the acquisition of Robey Warshaw.
(5b)The exclusion from the Adjusted presentation of costs incurred for the impairment of a lease in the first quarter of 2026 related to the acquisition of Robey Warshaw and professional fees and certain other costs incurred in the second and third quarter of 2025 related to the acquisition of Robey Warshaw.
(5c)The exclusion from the Adjusted presentation of the expense, or reversal of expense, associated with the changes in fair value of contingent consideration issued to the sellers of Robey Warshaw.
(6)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(7)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(8)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.